AMENDMENT

TO

FOURTH AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is made as of the 27th day of February, 2020, by and between Mason Street Advisors, LLC (the "Adviser") and Templeton Investment Counsel, LLC, a Delaware limited liability company (the "Sub-Adviser").

WHEREAS, the Adviser and the Sub-Adviser are parties to a Fourth Amended and Restated Investment Sub-Advisory Agreement dated June 5, 2019 (the "Agreement") relating to the Northwestern Mutual Series Fund, Inc.'s International Equity Portfolio (the "Portfolio"); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.Schedule A to the Agreement shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2.Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3.This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

TEMPLETON INVESTMENT	MASON STREET ADVISORS, LLC
COUNSEL, LLC
By: /s/ C Reed Hutchens	By: /s/Kate M. Fleming
Name: C Reed Hutchens	Name: Kate M. Fleming
Title: Senior Vice President	Title: President

EXHIBIT A

SCHEDULE A

TO

FOURTH AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

TEMPLETON INVESTMENT COUNSEL, LLC

DATED JUNE 5, 2020

As Amended February 27, 2020

Fee Effective As Of : March 1, 2020

Portfolio	Fee
International Equity	42 bps on first $100 million in assets
35 bps on next $50 million in assets
27 bps on next $350 million in assets
23 bps on next $500 million in assets
20 bps on next $500 million in assets
15 bps on all assets in excess of $1.5 billion